Exhibit (f)

CONSENT OF THE FEDERAL REPUBLIC OF GERMANY

On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2011 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.

May 10, 2012

By:	/s/ ELKE KALLENBACH
Name: Elke Kallenbach
Title: Ministerialrätin (Head of Division)